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                                                                   Exhibit 10.4


                    EMPLOYMENT AND NON COMPETITION AGREEMENT


         THIS AGREEMENT is made and entered into this 24th day of August, 1998, by and between INTERACTIVE PICTURES CORPORATION (IPIX) having its principal place of business at 1009 Commerce Park Drive, Oak Ridge, Tennessee 37931, hereinafter referred to as the "Employer", and JOHN J. KALEC whose present address is 7220 Westhampton Place, Knoxville, Tennessee 37919, hereinafter referred to as the "Employee".

         1. EMPLOYMENT. The Employer hereby agrees to employ the Employee and Employee hereby accepts employment with Employer in the capacity of VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, upon the terms and conditions set out herein.

         2. TERM. The term of this Agreement shall begin on AUGUST 24, 1998, and shall continue indefinitely unless notification of either party of a change in the employment status under the guidelines of paragraph 12 or 13.

         3. COMPENSATION. The Employer shall pay the Employee, as compensation for the services rendered by the Employee, a starting salary of FOURTEEN THOUSAND FIVE HUNDRED EIGHTY-THREE DOLLARS AND THIRTY-THREE CENTS ($14,583.33) per month, payable monthly on the 25th. Salary payments shall be subject to withholding and other applicable taxes. Compensation will be reviewed on a regular basis per corporate policies. Expectation is for a 40 hour work week with vacation and holidays described by the benefits plan.

         4. DUTIES. The Employee shall perform for the Employer, the duties set out in the attached Exhibit "A".

         5. EXTENT OF SERVICES. The Employee shall devote his entire time, attention, and energies to the Employer's business and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage without written approval of the Employer. The Employee further agrees that he will perform all of the duties assigned to him to the best of his ability and in the manner satisfactory to the Employer, that he will truthfully and accurately maintain all records, preserve all such records, and make all such reports as the Employer may require; that he will fully account for all money and all of the property of the Employer of which he may have custody and will pay over and deliver the same whenever and however he may be directed to do so. Services will be appraised on an annual basis through a corporate employee appraisal system.

         6. DISCLOSURE OF INFORMATION. The Employee agrees not to disclose to anyone, either during or for a period of three years after his employment, any confidential information obtained by him as a result of his employment by the Employer without the consent of the Employer in writing. He further agrees that, on leaving his employment, he will not take with him, without permission of the Employer in writing, any drawing, blueprint, or other reproduction, customer names, price list, plans, names of operating processes, nor any material of any kind including, but not limited to, software and electronic designs. Unless specifically prohibited by statutory law, the Employee


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agrees that, in the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to a temporary restraining order and a preliminary injunction restraining the Employee from disclosing, in whole or in part, the list of the Employer's customers, or from rendering any services to any person, firm, corporation, association or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing here shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including recovery of damages from the Employee.

         7. COVENANT NOT TO COMPETE. In recognition of Employee's acknowledgment that his services to be rendered to Employer are of a special and unusual character which have a unique value to Employer, the loss of which cannot adequately be compensated by damages in action at law; in view of (1) the unique value to Employer of the services of Employee for which Employer has employed Employee; and (2) the confidential information to be obtained by or disclosed to Employee as an employee of Employer; and as a material inducement to Employer to employ Employee and to pay to Employee the compensation for such services to be rendered to Employer by Employee (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Employee covenants and agrees as follows:

                  (i) PERIOD OF COVENANT. The period of this non-competition covenant shall begin on the date hereof and shall terminate on the second anniversary following the termination of Employee's employment (whether or not such employment is pursuant to this Agreement) with Employer for any reason (the "Non-competition Period").

                  (ii) NATURE AND AREA OF COMPETITION. Employee agrees that for the Non-competition Period, through the world, he shall not, directly or indirectly, as owner or operator of any corporation, partnership, association or agency or as employee, agent, consultant or independent contractor, engage in the business of designing or selling video image processing or telerobotic devices ("Competitive Business"). Employee hereby warrants that the execution of this Agreement shall not violate any other agreements previously entered into by Employee.

                  (iii) SOLICITATION. Employee agrees that during the Non-competition Period he will not directly or indirectly, on behalf of himself or on behalf of any person, firm, partnership, corporation, association or entity.

                              (1) Call upon any of the customers of Employer who
                        are such at the time of Employee's termination for the purpose of soliciting or providing any Competitive Business;

                              (2) Call upon any of the other employees or
                        representatives of Employer who are such at the time of Employee's termination for the purpose




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                        of soliciting or inducing such employees or
                        representatives to discontinue their relationship with Employer or to establish a relationship with Employee;

                              (3) Call upon any providers of data to the
                        Company's database for the purpose of obtaining data for any Competitive Business; or

                              (4) Solicit, divert or take away or attempt to
                        solicit, divert or take away any of the customers, clients, business or patrons of Employer or the other employees or representatives maintaining a relationship with Employer who are such at the time of Employee's termination.

                  (iv) ACCOUNTING FOR PROFITS. Employee covenants and agrees that, if he shall violate any of his covenants or agreements under this Section 1, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer is or may be entitled at law or in equity or under this Agreement.

                  (v) REASONABLENESS OF RESTRICTIONS. Employee has carefully read and considered the provision of this Section 7 and, having done so, agrees that the restrictions set forth in such Section (including, but not limited to, the time period or restriction and the geographical areas of restriction set forth in this Section 7) are fair and reasonable and are reasonably required for the protection of the interests of Employer, its officers, directors and other employees.

                        In the event that, notwithstanding the foregoing, any
                  part of the covenants set forth in this Section 7 shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this
                  Section 7 relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period and/or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable.

                  (vi) INJUNCTION. In the event of a breach or threatened breach by Employee of the provisions of this Agreement, Employer shall, in addition to any other rights and remedies available to it, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee from committing any violation of this Agreement.



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                  (vii) COSTS. Should it become necessary for Employer to file suit to enforce the covenants contained herein, the prevailing party shall be entitled to cover, in addition to all other damages provided for herein, the costs incurred in conducting the suit including a reasonable attorney's fee.

         8.       EXPENSES.  N/A

         9. NOTICES. Any notice required or desired to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to his residence in the case of the Employee, or to its principal place of business, in the case of the Employer.

         10. WAIVER OF BREACH. The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by the Employer.

         11. ASSIGNMENT. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

         12. TERMINATION UPON SALE OF BUSINESS. Notwithstanding anything to the contrary, the Employer may terminate this Agreement upon twenty-one (21) days notice to the Employee upon the happening of any of the following events:

                  (a) The sale of the Employer's business or substantially all of its assets to a single purchaser or to a group of associated purchasers;

                  (b) The sale, exchange, or other disposition, in one transaction, of at least a fifty (50%) percent interest in the Employer's business;

                  (c) The merger or consolidation of the Employer's business in a transaction in which the owners of the business receive less than a fifty (50%) percent interest in the new or continuing operation.

         13. TERMINATION WITHOUT CAUSE. The Employer may terminate this Agreement without cause at any time upon fourteen (14) days written notice to the Employee. In such event, the Employee, if requested by the Employer, shall continue to render his services, and shall be paid his regular compensation and earned vacation up and to the date of termination and, in addition, there shall be paid to the Employee, on the date of termination, a severance allowance equal to one week's compensation for each full year of employment after the third year. The Employee may terminate this Agreement without cause upon fourteen (14) days written notice to the Employer. The Employee shall continue to render his services and shall be paid his regular compensation and earned



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vacation days up to the date of termination. If the employee is terminated without cause prior to August 24, 2000, the employee shall receive a lump sum severance payment from the company in an amount equal to $175,000.

         14. TERMINATION WITH CAUSE. Employment terminated for cause -- as used herein, "for cause" shall mean dishonesty, fraud, gross neglect or gross malperformance of duty, intentional damage to substantial property of Employer, conviction of a crime involving moral turpitude or the performance of any act materially detrimental to the interest of Employer which was intended by the Employee to have such affect. In such event, no severance allowance shall be paid to the Employee; but the Employee shall continue to render services and shall be paid his regular compensation and earned vacation days up to the date of termination.

         15. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may be changed only by an Agreement in writing, signed by the parties hereto.

         16. GOVERNING LAW. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Knox County, State of Tennessee. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

         17. INDEMNITY. The Employer shall indemnify the Employee and hold him harmless for any acts or decisions made by him in good faith while performing services for the Employer and will use its best efforts to obtain coverage for the Employee under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers, and/or employees of the Employer against lawsuits.

         18. WORKING FACILITIES. The Employee shall be provided such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

         19. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process, therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

         20. BENEFITS. The Company provides extensive benefits in accordance with the policies established by the Board of Directors. These benefits are reviewed annually by the Board of



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Directors and may be changed without breaching this contract. Exhibit "B" gives the present benefits program in effect at the time of employment.

         21.      MISCELLANEOUS

         In consideration of my employment by IPIX and the wages, salaries and other benefits which I will acquire, I agree:

                  (a) To assign and transfer to IPIX all right, title and interest to all inventions, discoveries or improvements, patentable or unpatentable, conceived or made by me, either alone or with others, during the period of my employment which fall within or arise out of the nature of my employment, arise as a result of my employment or fall within or arise out of the fields of business, work or investigation of IPIX and to make and maintain adequate and current written records of all of the foregoing, and

                  (b) To execute any and all instruments and do all things which IPIX deems necessary to vest and maintain and protect and enforce in IPIX the entire right, title and interest to all such inventions, discoveries and improvements in any and all countries at IPIX's request and without additional remuneration to me.

         This Agreement shall be subject to and governed by the laws of the State of Tennessee, County of Knox.

         Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

         This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

         The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

         Any controversy or claim arising out of or relating to this Agreement, other than a claim which would entitle Employer to injunctive relief pursuant to
Section 7(vi) hereof, shall be settled by arbitration in Knox County, Tennessee in accordance with the rules of the American Arbitration Association.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 7th day of August, 1998.

                                       "EMPLOYER":
                                       Interactive Pictures Corp., Inc.

                                       By:

                                       /s/ Joseph M. Viglione
                                       -----------------------------------------


                                       "EMPLOYEE":

                                       /s/ John J. Kalec
                                       -----------------------------------------



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                                    Exhibit A

JOB DESCRIPTION:      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


You will be responsible for all financial functions, including an annual audit, accounting and investment banker relations. You will be expected to travel in support of the company's sales efforts including participation at trade shows, public relations efforts, and attendance at regular meetings at our corporate headquarters in Knoxville, Tennessee. You will also be a member of the executive staff and attend and contribute to the effectiveness of the executive staff meetings.





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                                   EXHIBIT B

MAJOR MEDICAL INSURANCE
IPIX provides insurance through FORTIS. Physician services require a $15 co-pay within the network. A $500 deductible (3 x family) applies to hospital, 100% coverage after deductible is met. IPIX covers the total cost for the employee and their dependents.

DENTAL/VISION INSURANCE
IPIX provides dental and vision insurance through The Guardian Insurance Company. IPIX covers the total cost for the employee and their dependents.

DISABILITY INSURANCE
IPIX provides long term disability insurance that takes effect after 90 calendar days of disability. It pays 60% of salary up to $5,000 per month until age 70.

BASIC GROUP LIFE INSURANCE
Presently with FORTIS, 2 x base salary, IPIX covers the total cost.

UNEMPLOYMENT INSURANCE
IPIX provides unemployment insurance in compliance with the laws of the State of Tennessee.

PAID LEAVE
Nine Corporate holidays are observed during the year. Vacation is earned at a rate of 1 day per month for the first 4 years, from 5-9 years of service at a rate of 1.25 days per month, and in the 10th year of service at a rate of 1.5 days per month. Vacations greater than one week duration must have prior approval. Unused vacation will be reimbursed at the current salary when an associate terminates in good standing. Snow days will follow the announced policy of Lockheed-Martin Energy Systems.

UNPAID LEAVE
Associates may arrange for planned unpaid leave with prior approval.

SICK LEAVE
Three days paid sick leave each year are provided, with no accrual. Management will oversee extended sick leave on a case by case basis.

WORK WEEK
The standard work week is a minimum of 40 hours per week consisting of five 8 hour days. IPIX allows associates to reschedule, with prior approval, up to 4 hours of their work week for personal activities, provided the minimum hours are worked each week. Attendance is expected at the scheduled weekly staff meeting.

PENSION PLAN
IPIX provides a 401(k) plan for associates who have been with IPIX 6 months or longer. IPIX currently matches $.65 per dollar up to 4% of the associates' salary. The match amount is reviewed each year by the board of directors.

EDUCATION BENEFITS
IPIX accrues annually $1,000, up to $5,000 total, for associates educational expenses (tuition, fees, and books) for job related technical education upon satisfactory completion of the course. This benefit also applies to direct dependents. The accrued value extinguishes upon termination.

PROFESSIONAL SOCIETY MEMBERSHIP
IPIX encourages active participation in professional societies and will fund 50% of the membership fees in any related professional society. This benefit does not extend to union dues.

PROFIT SHARING
Associates will be provided annual bonuses set by the Board of Directors and administered by the President based on corporate profitability, team achievements, and individual contributions.

SEVERANCE PAY
In the event IPIX terminates an associate due to lack of available work, IPIX will pay a severance equal to 1% of the present annual base pay for each full year of company service, after 5 years of company service. This payment is not paid for voluntary termination (associate voluntarily resigns) or termination with cause (illegal activities, unsatisfactory performance, etc.).